UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 20, 2019, PayPal Holdings, Inc. (the “Company”) announced that William J. Ready, Executive Vice President and Chief Operating Officer of the Company, will be stepping down from his current role and will no longer be classified as a Section 16 officer or executive officer of the Company, effective as of July 15, 2019. The Company and Mr. Ready entered into a separation agreement on June 18, 2019, which, in exchange for a release of claims, provides for payment of severance benefits following Mr. Ready’s intended separation date of December 31, 2019 that are consistent with a Qualifying Termination under the PayPal Holdings, Inc. SVP and Above Standard Severance Plan, previously filed with the Securities and Exchange Commission as Exhibit 10.23 to the Company’s Form 10-12B/A on June 18, 2015. Such benefits will principally include: a cash payment of $1,500,000, representing Mr. Ready’s base salary and target incentive amount for one year; accelerated vesting of time-based restricted stock units (RSUs) that would otherwise have vested in the year following Mr. Ready’s separation date; vesting of performance-based RSUs granted in 2017 and 2018, based solely on the achievement of Company performance for the full performance period, in accordance with the terms of the applicable award; and a lump-sum payment of $24,000 related to Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation of coverage premiums.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)
Date: June 20, 2019	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki Title: Vice President, Corporate Legal and Secretary